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EX-23b CONSENT OF ATTORNEYS


Freedman, Levy, Kroll & Simonds

           CONSENT OF
       FREEDMAN, LEVY, KROLL & SIMONDS


     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 7 to the Form S-3 Registration Statement of Glenbrook Life and Annuity Company (File No. 033-91916).

                                 /s/ FREEDMAN, LEVY, KROLL & SIMONDS

Washington, D.C.
 April    , 2000